Tidal ETF Trust 485BPOS

Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 157, to the Registration Statement on Form N-1A of ATAC Equity Leverage Rotation ETF, a series of Tidal ETF Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 13, 2022